LION COPPER AND GOLD CORP. ANNOUNCES APPOINTMENT OF OFFICERS AND GRANT OF OPTIONS

July 29, 2024, Vancouver, British Columbia - Lion Copper and Gold Corp. ("Lion CG" or the "Company") (TSX-V: LEO) (OTCQB: LCGMF) is pleased to announce the appointment of John Banning as Vice President and Chief Operating Officer and Doug Stiles as Vice President of Sustainability & Environment.

Mr. Banning is an experienced mining executive focused on outcomes and excellence through the development of high-performance teams. He is a dynamic leader with 25 years' of corporate, strategic, feasibility, project design, construction and operations experience across numerous commodities with a focus on copper. He has a proven track record in areas of people, risk management and system and process improvement to drive rapid and sustainable business improvement. John will be located in Yerington, Nevada. He has a B.S. in Mining Engineering from Montana Technological University.

Mr. Stiles is an experienced executive with 25 years' experience resolving complex regulatory, operation and project challenges in the mining sector. He has expertise implementing permitting and compliance strategies for mining operations in multiple states, including Nevada. His experience includes working with senior management within federal, state and local regulatory agencies. Doug is skilled at building trusting relationships with diverse project stakeholders including local communities and Indian Tribes near mine sites. Doug has a B.S. in Environmental Engineering from Montana Technological University, and an MBA from Washington State University.

Steven Dischler, CEO of Lion CG stated, "We are delighted to add John and Doug to our project leadership team in Yerington. Their diverse backgrounds and expertise in permitting, building and operating mines, including recent experience in developing a new mining operation on a brownfield site, adds tremendous bandwidth to our team as we advance the Yerington Copper Project through Pre-Feasibility with the support of Nuton."

The Company also announces the grant of incentive stock options to officers of the Company.  The options are exercisable for a period of five years to purchase up to 7,500,000 common shares of the Company pursuant at a price of CS$0.08 (US$0.058) per share subject to vesting provisions based on time and project milestones being reached.

About Lion CG (www.lioncg.com, nuton.tech/partnerships)

Lion Copper and Gold Corp. is a Canadian-based company advancing its flagship copper assets at Yerington, Nevada through an Option to Earn-in Agreement with Nuton LLC, a Rio Tinto Venture.

About Nuton LLC (nuton.tech)

Nuton is an innovative venture that aims to help grow Rio Tinto's copper business. At the core of Nuton is a portfolio of proprietary copper leaching related technologies and capability - a product of almost 30 years of research and development. Nuton offers the potential to economically unlock copper from primary sulfide resources through leaching, achieving market-leading recovery rates, contributing to an increase in copper production from copper-bearing waste and tailings, and achieving higher copper recoveries on oxide and transitional material. One of the key differentiators of Nuton is the ambition to produce the world's lowest footprint copper while having at least one Positive Impact at each of our deployment sites, across our five pillars: water, energy, land, materials and society.

NutonTM Technologies

The NutonTM technologies are proprietary Rio Tinto-developed copper heap leach related processing and modelling technologies, capability and intellectual property.

On behalf of the Board of Directors,

Steven Dischler

Chief Executive Officer

Lion Copper and Gold Corp.

For more information please contact:

Email: info@lioncg.com

Website: www.lioncg.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain information in this news release constitutes forward-looking statements under applicable securities laws. Any statements that are contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as "may", "will", or the negative of these terms and similar expressions. Forward-looking statements necessarily involve known and unknown risks, including, without limitation, general economic conditions; adverse industry events; marketing costs; loss of markets; future legislative and regulatory developments; inability to access sufficient capital from internal and external sources, and/or inability to access sufficient capital on favorable terms; the ability of Lion CG to implement its business strategies; competition; currency and interest rate fluctuations and other risks.